                                                                    Exhibit 24.1

                                 POWER OF ATTORNEY

    The undersigned constitutes and appoints Elliott Smith, Sarah Ross, Bob
Lehner, Roxane Picard, Brian Munsie, Raymond Bogenrief, Jeff Gilson, Sam
Tuttleman, Eric Clamage, Matthew Sieben, and Amanda Karlsson or any of them acting singly, as the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, to:

    1.     prepare, sign, and submit to the Securities and Exchange Commission
(the "SEC") on its Electronic Data Gathering, Analysis, and Retrieval ("EDGAR")
Filer Management website a Form ID application, including any amendments and exhibits thereto, and any other related documents as may be necessary or appropriate, to obtain from the SEC access codes to permit filing on the SEC's
EDGAR system, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each act and thing requisite and necessary to be done as required by any rule or regulation of the SEC and the
EDGAR Filer Manual as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof; and

    2.    sign any and all SEC statements of beneficial ownership of securities of VPC Impact Acquisition Holdings II (the "Company") on Schedule 13D as
required under Section 13 and Forms 3, 4 and 5 as required under Section 16(a)
of the Securities Exchange Act of 1934, as amended, and any amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, the Company and any stock exchange on which any of the Company's securities are listed, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each act and thing requisite and necessary to be done under said Section 13 and
Section 16(a), as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-
in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

     A copy of this power of attorney shall be filed with the SEC.  The authorization set forth above shall continue in full force and effect until the undersigned revokes such authorization by written instructions to the attorneys-
in-fact.

     The authority granted hereby shall in no event be deemed to impose or create any duty on behalf of the attorneys-in-fact with respect to the undersigned's obligations to file a Form ID,Schedule 13Ds and Forms 3, 4 and 5 with the SEC.

Dated: January 15, 2021

                                        By:   /s/Gordon Watson
                                             ----------------------------------
                                        Name: Gordon Watson